                                                                     Exhibit 2.5


                             ACQUISITION AGREEMENT
                             ---------------------

        ACQUISITION AGREEMENT ("Agreement"), made this 18th day of February, 1999, by and among BAXTER HEALTHCARE CORPORATION, a Delaware corporation with offices at 1627 Lake Cook Road, Deerfield, Illinois 60015 ("Baxter"), VIMRx PHARMACEUTICALS INC., a Delaware corporation with offices at 2751 Centerville Road, Suite 210, Wilmington, Delaware 19808 ("VIMRx") and NEXELL THERAPEUTICS INC. (f/k/a BIT ACQUISITION CORP.), a Delaware corporation with offices at 9 Parker, Irvine, California 92518 ("Nexell").

        WHEREAS, pursuant to an Asset Purchase Agreement, dated as of October 10, 1997, by and among Baxter, VIMRx and Nexell (the "Asset Purchase Agreement"), Baxter, VIMRx and Nexell agreed to enter certain transactions whereby, among other things, certain assets from the Immunotherapy Division of Baxter's Biotech Business Group were acquired by Nexell, a then wholly-owned subsidiary of VIMRx, in exchange for Baxter's acquisition of certain securities of VIMRx and Nexell (the "Original Transactions"); and

        WHEREAS, the Original Transactions were consummated as of December 17, 1997; and

        WHEREAS, Baxter now desires to have VIMRx acquire, and VIMRx now desires to acquire, Baxter's entire interest in Nexell, in exchange for Baxter's acquisition of additional VIMRx Common Stock (as hereinafter defined) and certain other securities of VIMRx; and

        WHEREAS, upon VIMRx's acquisition of Baxter's interest in Nexell in accordance with the terms and conditions hereof, Nexell would become a wholly-owned subsidiary of VIMRx; and

        WHEREAS, the parties hereto wish to set forth their agreement with respect to the purchase and the sale of such securities; and

        NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

        1. Definitions and Interpretation
           ------------------------------

        1.1 Definitions. Capitalized terms used herein shall have the following
            -----------
    meanings:

        "Acquired VIMRx Securities" shall mean the VIMRx Common Stock, VIMRx Preferred Stock (if any), VIMRx Warrant and VIMRx Convertible Debentures to be acquired by Baxter pursuant to Section 2.2 hereof.

        "Affiliate" shall mean, with respect to any party hereto, any entity (i) which directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the party hereto or (ii) fifty percent (50%) or more of the voting capital stock (or in the case of an entity which is not a corporation, fifty percent (50%) or more of the equity interest) of which is beneficially owned or held by a party hereto or any of such party's Subsidiaries.

        "Agreement" shall have the meaning assigned thereto in the Preamble to this Agreement.

        "Asset Purchase Agreement" shall have the meaning assigned thereto in the Preamble to this Agreement.

        "Authority" shall mean any federal, state, municipal, foreign or other government or governmental department, commission, board, bureau, agency or instrumentality.

        "Baxter" shall have the meaning assigned thereto in the Preamble to this Agreement.

        "Baxter Shares" shall have the meaning assigned thereto in Section 2.2(B) hereof.

        "Closing Date" shall have the meaning assigned thereto in Section 2.5 hereof.

        "Closing" shall have the meaning assigned thereto in Section 2.5 hereof.

        "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity (other than a natural person), whether through the ownership of voting capital stock, by contract or otherwise.

        "Conversion VIMRx Securities" shall mean any VIMRx Common Stock issuable upon conversion or exercise of the Acquired VIMRx Securities other than the VIMRx Common Stock to be acquired by Baxter pursuant to Section 2.2(A) hereof.

        "Encumbrance" shall mean collectively all liens, charges, security interests, encumbrances or claims of every kind or nature whatsoever, whether legal or equitable.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Nasdaq" shall mean the Nasdaq Stock Market.

        "Nexell" shall have the meaning assigned thereto in the Preamble to this Agreement.

        "Nexell Common Stock" shall mean the common stock of Nexell, $.001 par value per share.

        "Nexell Convertible Debentures" shall collectively mean (i) the Series 1 6.5% Convertible Subordinated Debenture due November 30, 2004 in the principal amount of $10,000,000.00 and (ii) the Series 3 6.5% Convertible Subordinated Debenture due November 30, 2004 in the principal amount of $20,000,000.00, issued by Nexell to Baxter pursuant to the Asset Purchase Agreement.

        "Nexell Securities" shall mean the Nexell Common Stock, the Nexell Warrant and the Nexell Convertible Debentures acquired by Baxter pursuant to the Asset Purchase Agreement.

        "Nexell Warrant" shall mean the Common Stock Purchase Warrant for 6.383 shares of Nexell Common Stock at a per share price of $939,996.86, issued by Nexell to Baxter pursuant to the Asset Purchase Agreement.

        "Original Transactions" shall have the meaning assigned thereto in the Preamble to this Agreement.

        "Original Transaction Agreements" shall mean the following documents executed by Baxter, VIMRx and Nexell, as the case may be, in connection with the Original Transactions pursuant to the Asset Purchase Agreement (except for the Registration Rights Agreement and the Stockholders' Agreement, each such document shall have the meaning ascribed thereto in the Asset Purchase Agreement):


        (i)    the Distribution Agreement,
        (ii)   the Non-Competition and Confidentiality Agreement,
        (iii)  the Assignment of Parker Lease,
        (iv)   the Registration Rights Agreement,
        (v)    the First BD Sublicense,
        (vi)   the Second BD Sublicense,
        (vii)  the Dorken Sublicense,
        (viii) the Chiron Sublicense,
        (ix)   the Stockholders' Agreement,
        (x)    the Services Agreement,
        (xi)   the Antibody Manufacturing and Storage Agreement,
        (xii)  the Royalty Assignment and Agreement,
        (xiii) the Hardware and Disposables Manufacturing Agreement,
        (xiv)  the Hardware and Disposables Supply Agreement,
        (xv)   the Voting Agreement, and
        (xvi) and each other agreement, document, certificate and instrument executed in connection with the Original Transactions.

        "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Authority or other entity.

        "Proxy Statement" shall mean a proxy statement on Schedule 14A prepared by VIMRx in connection with a meeting of VIMRx stockholders and which, among other items of business, requests VIMRx stockholder consideration and approval of this Agreement and all transactions and actions contemplated herein requiring VIMRx stockholder approval (including (i) VIMRx's purchase from Baxter of the Nexell Securities and VIMRx's sale to Baxter of the Acquired VIMRx Securities, (ii) the change in the conversion price of the VIMRx Preferred Stock to $2.75 per share and (iii) the change of VIMRx's name to "Nexell Therapeutics Inc."). The Proxy Statement may address other matters not relating to this Agreement as VIMRx may determine.

        "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of December 17, 1997, by and between VIMRx and Baxter.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "SEC Reports" shall mean all forms, reports and documents required to be filed with the SEC by VIMRx pursuant to the Securities Act or the Exchange Act since January 1, 1997.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Stockholders' Agreement" shall mean that certain Stockholders' Agreement, dated as of December 17, 1997, between Baxter, VIMRx and Nexell.

        "Transaction Documents" shall mean all documents, agreements, certificates and instruments other than this Agreement to be executed and/or delivered by Baxter, VIMRx and Nexell, as the case may be, in connection with the transactions contemplated hereunder.

        "Transactional Taxes" shall mean all transfer, conveyance or other such taxes, duties, excises or governmental charges imposed by any taxing jurisdiction.

        "VIMRx" shall have the meaning assigned thereto in the Preamble to this Agreement.

        "VIMRx Convertible Debentures" shall mean collectively the 6.5% convertible subordinated debentures to be issued by VIMRx to Baxter, substantially in the forms annexed hereto as Exhibits A and B, in an
                                                  ----------------
     aggregate principal amount equal to (i) $30,000,000.00 plus (ii) all
                                                            ----
     accrued but unpaid interest (if any) on the Nexell Convertible Debentures as of the Closing Date, which debentures shall be convertible into additional shares of VIMRx Common Stock commencing November 30, 2002, at a conversion price equal to ninety-five percent (95%) of the average closing sale prices of VIMRx Common Stock on the thirty (30) trading days preceding, but not including, the date of such conversion, as reported by Nasdaq.

        "VIMRx Common Stock" shall mean the common stock of VIMRx, $.001 par value per share.

        "VIMRx Preferred Stock" shall mean Series A Convertible Preferred Stock of VIMRx, par value $.001 per share.

        "VIMRx Warrant" shall mean a common stock purchase warrant, substantially in the form annexed hereto as Exhibit C, for the purchase by
                                                 ---------
     Baxter of up to and including 5,200,000 additional shares of VIMRx Common Stock at a per share price of $1.15.

        1.2  Interpretation.
             --------------
             (A) Whenever in this Agreement the phrase "in the ordinary course of business" is used, it shall be construed as meaning "in the ordinary course of business and substantially consistent with prior practice."

             (B) Whenever in this Agreement the term "including" is used, it shall be construed as meaning "including but not limited to."

             (C) Whenever in this Agreement the term "all" is used, it shall be construed as meaning "any and all."

             (D) Whenever in this Agreement the term "every" is used, it shall be construed as meaning "every and all."

             (E) Whenever in this Agreement the term "agreement" is used, it shall be deemed to refer to commitments, leases, licenses, contracts and other agreements.

        2.   Purchase and Sale of the Securities; Closing
             --------------------------------------------

        2.1 Purchase and Sale. In reliance on the representations and warranties
            -----------------
     contained herein and subject to all of the terms and conditions hereof, Baxter hereby agrees to sell, assign, transfer and deliver (or cause to be sold, assigned, transferred and delivered) to VIMRx and VIMRx agrees to purchase from Baxter, on the Closing Date, all of Baxter's right, title and interest in and to the Nexell Securities.

        2.2 Purchase Consideration. In reliance on the representations and
            ----------------------
     warranties contained herein and subject to all of the terms and conditions hereof, and in consideration of the sale, assignment, transfer and delivery of the Nexell Securities, VIMRx hereby agrees to issue to Baxter the following consideration:

             (A)  three million (3,000,000) shares of VIMRx Common Stock;

             (B) in the event that the total amount of shares of VIMRx Common Stock held by Baxter immediately prior to the Closing (the total amount of such shares shall be collectively hereinafter referred to as the "Baxter Shares") plus the three million shares of VIMRx Common Stock to be issued to Baxter pursuant to Section 2.2(A) hereof will be equivalent to twenty percent (20%) or more of the aggregate number of shares of VIMRx Common Stock issued and outstanding immediately following the Closing, then:

                    (i) the number of shares of VIMRx Common Stock to be issued to Baxter pursuant to Section 2.2(A) above will be reduced so that the total amount of shares of VIMRx Common Stock issued to Baxter pursuant to
     Section 2.2(A) above, combined with the Baxter Shares, will be equivalent to less than twenty percent (20%) (but equal to the highest percentage possible under twenty percent (20%)) of the aggregate number of shares of VIMRx Common Stock issued and outstanding by VIMRx immediately following the Closing; and

                    (ii) VIMRx shall issue to Baxter such number of shares of VIMRx Preferred Stock so that the number of shares of VIMRx Common Stock issuable upon conversion thereof shall be equal to the number of shares of VIMRx Common Stock required to be reduced at the Closing pursuant to this
     Section 2.2(B);


             (C)  the VIMRx Warrant; and

             (D)  the VIMRx Convertible Debentures.

        2.3 Nexell Securities. At the Closing provided for in Section 2.5
            -----------------
     hereof, Baxter shall deliver to VIMRx, as provided for in Section 2.1 hereof, the certificates representing the Nexell Common Stock together with the Nexell Warrant and the Nexell Convertible Debentures, all duly endorsed to VIMRx or with transfer powers attached thereto, against delivery of the items designated to be delivered by VIMRx and/or Nexell at Closing pursuant to Section 8.2 hereof.

        2.4 Acquired VIMRx Securities. At the Closing provided for in Section
            -------------------------
     2.5 hereof, VIMRx shall deliver to Baxter certificates representing VIMRx Common Stock and VIMRx Preferred Stock (if any) as provided for in Section
     2.2 hereof, together with the VIMRx Warrant and the VIMRx Convertible Debentures, against delivery of the items designated to be delivered by Baxter at Closing pursuant to Section 8.1 hereof.

        2.5 Closing. The closing of the purchase and sale of the securities as
            -------
     set forth in this Section 2 (the "Closing") shall be held at the offices of counsel to Baxter, Seyfarth, Shaw, Fairweather & Geraldson, 55 East Monroe Street, Chicago, Illinois, within thirty (30) days after the last of the conditions set forth in Section 7 hereof has been satisfied or waived in accordance with the terms of this Agreement, or on such other date, and at such other time and place, as Baxter and VIMRx shall mutually agree in writing (the day of occurrence of the Closing being referred to hereinafter as the "Closing Date").

        3. Representations and Warranties of Baxter
           ----------------------------------------

        Baxter represents and warrants to VIMRx and Nexell, as of the Closing Date, as follows:

        3.1 Good Standing. Baxter is a corporation organized, validly existing
            -------------
     and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted.

        3.2  Authority.  Baxter possesses full right, corporate power and legal
             ---------
     authority to execute and deliver this Agreement and the Transaction Documents to which Baxter is a party and to perform each of the agreements and make each of the representations and warranties on its part to be performed and made hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which Baxter is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Baxter. This Agreement has been duly and validly executed by Baxter and constitutes, and the Transaction Documents (upon and subject to their execution and delivery by all parties thereto) shall constitute, the legal, valid and binding obligation of Baxter enforceable against it in accordance with their respective terms subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought.

        3.3 Consents and Approvals. No other action or consent, whether
            ----------------------
     corporate or otherwise, including action or consent by any Authority, is necessary in connection with the execution, delivery, validity or enforceability of this Agreement or the Transaction Documents with respect to Baxter or the consummation by it of the transactions contemplated hereby and thereby.

        3.4 Ownership of Nexell Securities. Baxter is the sole and exclusive
            ------------------------------
     beneficial and legal owner of all of the Nexell Securities, and Baxter has good title to, and the absolute right to sell and transfer, all Nexell Securities to VIMRx, free and clear of all Encumbrances.

        3.5 Investment. Baxter is acquiring the Acquired VIMRx Securities and
            ----------
     will acquire any Conversion VIMRx Securities for investment for Baxter's own account and not with the view to, or for resale in connection with, the distribution thereof. Subject to Baxter's rights under the Registration Rights Agreement, Baxter understands that the Acquired VIMRx Securities (and any Conversion VIMRx Securities) have not been and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment
                       ---------
     intent as expressed herein. Baxter further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Acquired VIMRx Securities (or any Conversion VIMRx Securities). Subject to Baxter's rights under the Registration Rights Agreement, Baxter understands and acknowledges that the offering and issuance of the Acquired VIMRx Securities pursuant to this Agreement, and any issuance of Conversion VIMRx Securities, will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act based on, among other things, the bona fide nature of the
                                                      ---------
     investment intent as expressed herein.

        3.6 Rule 144. Subject to the terms of the Registration Rights Agreement,
            --------
     Baxter acknowledges that the Acquired VIMRx Securities (and any Conversion VIMRx Securities) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Baxter is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of certain securities purchased in a private placement subject to the satisfaction of certain conditions. In connection therewith, Baxter acknowledges that VIMRx will make a notation on their stock books regarding the restrictions on transfers set forth in this Section 3.6. Baxter acknowledges that all shares representing Acquired VIMRx Securities (and any Conversion VIMRx Securities) will bear appropriate restrictive legends reflecting the transfer restrictions reflected in this Section 3.6.

        3.7 No Public Market. Baxter understands that no public market now
            ----------------
     exists or is expected to ever exist for the VIMRx Preferred Stock, the VIMRx Warrant or the VIMRx Convertible Debentures.

        3.8 Access to Data. For purposes of satisfying the applicable
            --------------
     requirements for the exemptions from registration relating to the issuance of the Acquired VIMRx Securities, Baxter acknowledges that it has received and reviewed such information about VIMRx as it deems necessary and has had an opportunity to discuss VIMRx's business, management and financial affairs with its management and to review its facilities.

        4. Representations and Warranties of VIMRx
           ---------------------------------------

        VIMRx represents and warrants to Baxter and Nexell, as of the Closing Date, as follows:

        4.1 Good Standing. VIMRx is a corporation organized, validly existing
            -------------
     and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted. True, accurate and complete copies of the Certificate of Incorporation and By-Laws of VIMRx have been provided to Baxter.

        4.2 Authority. VIMRx possesses full right, corporate power and legal
            ---------
     authority to execute and deliver this Agreement and the Transaction Documents to which VIMRx is a party and to perform each of the agreements and make each of the representations and warranties on its part to be performed and made hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which VIMRx is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of VIMRx. This Agreement has been duly and validly executed by VIMRx and constitutes, and the Transaction Documents (upon and subject to their execution and delivery by all parties thereto) shall constitute, the legal, valid and binding obligation of VIMRx enforceable against it in accordance with their respective terms subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought.

        4.3 Consents and Approvals. No other action or consent, whether
            ----------------------
     corporate or otherwise, including action or consent by any Authority, is necessary in connection with the execution, delivery, validity or enforceability of this Agreement or the Transaction Documents with respect to VIMRx or the consummation by it of the transactions contemplated hereby and thereby.

        4.4 Valid Issuance of VIMRx Warrant and VIMRx Common Stock. The VIMRx
            ------------------------------------------------------
     Warrant, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement, and under applicable state and federal securities laws. The shares of VIMRx Common Stock that are being acquired by Baxter hereunder, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement, and under applicable state and federal securities laws. The VIMRx Common Stock issuable upon exercise of the VIMRx Warrant has been duly authorized and validly reserved for issuance and, upon issuance upon such exercise in accordance with the terms of the VIMRx Warrant, will be duly and validly authorized and issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement, and under applicable state and federal securities laws.

        4.5 Valid Issuance of VIMRx Preferred Stock. The shares of VIMRx
            ---------------------------------------
     Preferred Stock that may be acquired by Baxter hereunder, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable. The VIMRx Common Stock issuable upon conversion of the VIMRx Preferred Stock has been duly authorized and validly reserved for issuance and, upon issuance upon such conversion in accordance with the terms of the Certificate of Incorporation of VIMRx, will be duly and validly authorized and issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement, and under applicable state and federal securities laws.

        4.6 Valid Issuance of VIMRx Convertible Debentures. The VIMRx
            ----------------------------------------------
     Convertible Debentures, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, shall be legal, valid and binding obligations of VIMRx enforceable against it in accordance with their respective terms, subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought. The VIMRx Common Stock issuable upon conversion of the VIMRx Convertible Debentures has been duly authorized and validly reserved for issuance and, upon issuance upon such conversion in accordance with the terms of each such VIMRx Convertible Debenture, will be duly and validly authorized and issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement, and under applicable state and federal securities laws. Notwithstanding the foregoing, as there is no "floor" or minimum conversion price of the VIMRx Convertible Debentures, it is mathematically possible that the VIMRx Convertible Debentures could convert into a number of shares of VIMRx Common Stock that is in excess of VIMRx's authorized capitalization thereof.

        4.7 SEC Reports. VIMRx has delivered or made available to Baxter true
            -----------
     and complete copies of the SEC Reports. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder, and the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the date of the last of the SEC Reports filed with the SEC, VIMRx has not become aware of any fact which has not been disclosed herein which (i) would make the statements contained herein or in the SEC Reports filed with the SEC materially misleading; (ii) has had, or would reasonably be expected to have, a Material Adverse Effect (as that capitalized term is defined in the Asset Purchase Agreement) on VIMRx; or
     (iii) would reasonably be expected to materially and adversely affect the ability of VIMRx to perform its obligations under this Agreement.

        5. Representations and Warranties of Nexell
           ----------------------------------------

        Nexell represents and warrants to Baxter and VIMRx, as of the Closing Date, as follows:

        5.1 Good Standing. Nexell is a corporation organized, validly existing
            -------------
     and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted.

        5.2 Authority. Nexell possesses full right, corporate power and legal
            ---------
     authority to execute and deliver this Agreement and the Transaction Documents to which Nexell is a party and to perform each of the agreements and make each of the representations and warranties on its part to be performed and made hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which Nexell is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Nexell. This Agreement has been duly and validly executed by Nexell and constitutes, and the Transaction Documents (upon and subject to their execution and delivery by all parties thereto) shall constitute, the legal, valid and binding obligation of Nexell enforceable against it in accordance with their respective terms subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought.

        5.3 Consents and Approvals. No other action or consent, whether
            ----------------------
     corporate or otherwise, including action or consent by any Authority, is necessary in connection with the execution, delivery, validity or enforceability of this Agreement or the Transaction Documents with respect to Nexell or the consummation by it of the transactions contemplated hereby and thereby.

        6. Certain Covenants and Agreements
           --------------------------------

        6.1  Pre-Closing Covenants.
             ---------------------

             (A) Covenants of Baxter. From the date hereof until the Closing
                 -------------------
    Date, Baxter covenants that it shall do the following:

                 (i) not sell, transfer or otherwise dispose of any of the Nexell Securities;

                 (ii) not mortgage, pledge or otherwise subject any of the Nexell Securities to any Encumbrance, except for Encumbrances arising by operation of law and not due to any action or inaction on the part of Baxter;

                 (iii) not take any action inconsistent with the consummation of this Agreement and the transactions contemplated hereunder;

                 (iv) cooperate with VIMRx in VIMRx's preparation of the Proxy Statement, including providing to VIMRx, at its request, all information, with respect to Baxter and its business, properties, personnel and operations, as may be required for inclusion in the Proxy Statement and, to the extent that any information previously provided to VIMRx pursuant to this paragraph is discovered to be false or misleading, provide to VIMRx, in writing, such additional or different information as may be required to correct such deficiency; and

                 (v) in the event and to the extent, that events or circumstances occur or arise, or Baxter becomes aware of events or circumstances, which render any of the representations and warranties set forth in Section 3 hereof inaccurate, and without limiting in any way VIMRx's or Nexell's rights under Section 7.2 hereof, promptly notify VIMRx and Nexell thereof.

        (B) Covenants of VIMRx. From the date hereof until the Closing Date, VIMRx covenants that it shall, and shall (except with respect to items (v) and (vi) below) cause Nexell to :

                 (i) preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation;

                 (ii) continue to operate, in all material respects, in the ordinary course of business;

                 (iii) not take any action inconsistent with the consummation of this Agreement and the transactions contemplated hereunder;

                 (iv) use its best efforts to maintain and preserve satisfactory relationships with suppliers, contractors, customers, creditors and others with which it has a business relationship;

                 (v) promptly prepare and file with the SEC the Proxy Statement, and prior to filing the Proxy Statement with the SEC, submit such material to Baxter and its counsel and provide Baxter and its counsel a reasonable opportunity to review and comment upon such materials;

                 (vi) duly and promptly call, give notice of, convene and hold a meeting of the VIMRx stockholders for the purpose of considering and taking action upon this Agreement and all transactions and actions contemplated herein requiring VIMRx stockholder approval, and, subject to the fiduciary duties of the VIMRx Board of Directors under applicable law, include in the Proxy Statement the recommendation of the VIMRx Board of Directors that the VIMRx stockholders vote in favor of this Agreement and all such transactions and actions;

                 (vii) in the event and to the extent, that events or circumstances occur or arise, or it becomes aware of events or circumstances, which render any of the representations and warranties set forth in Sections 4 or 5 hereof inaccurate, and without limiting in any way Baxter's rights under Section 7.1 hereof, promptly notify Baxter thereof;

                 (viii) assume all of Nexell's obligations under Nexell's 1998 Non-Incentive Stock Option Plan;

                 (ix) cause Nexell to file with the Secretary of State for the State of Delaware a Certificate of Amendment of Certificate of Incorporation of Nexell whereby the corporate name of Nexell is changed to "Nexell of California, Inc."; and

                 (x) subject to the approval of VIMRx's stockholders, file with the Secretary of State for the State of Delaware a Certificate of Amendment of Certificate of Incorporation of VIMRx in substantially the form annexed hereto as Exhibit D, whereby, among other things, (x) the name of VIMRx is
               ---------
     changed to "Nexell Therapeutics Inc." and (y) the Conversion Price of the VIMRx Preferred Stock is changed to $2.75 per share.


        6.2  Post-Closing Covenants by VIMRx and Nexell.
             ------------------------------------------

             (A) Qualification to do Business in California. As soon as is
                 ------------------------------------------
     reasonably practicable following the Closing Date, (a) Nexell shall file an Amended Statement and Designation by Foreign Corporation (or similar document) with the Secretary of State of the State of California changing its corporate name to "Nexell of California, Inc." and (b) if required by California law, VIMRx (under the name "Nexell Therapeutics Inc.") shall file a Statement and Designation by Foreign Corporation (or similar document) with the Secretary of State of the State of California, evidencing its qualification to do business in California.

             (B) No Change of Control of Nexell. On and after the Closing Date,
                 ------------------------------
     VIMRx covenants and agrees that it shall not, and it shall cause Nexell not to, either directly or indirectly, without the prior written consent of Baxter so long as Baxter owns three percent (3%) or more of the issued and outstanding capital stock of VIMRx, (i) sell, transfer or otherwise dispose of all or substantially all of the operating assets of Nexell, (ii) issue, sell, transfer or otherwise dispose of any securities of Nexell, or (iii) permit a merger or consolidation involving Nexell where immediately following such merger or consolidation Nexell shall not be the surviving entity, VIMRx shall cease to own 100% of any securities of Nexell, and VIMRx shall cease to possess 100% of the voting interest in Nexell.

             (C) Notification to Nexell Employees. As soon as is reasonably
                 --------------------------------
     practicable following the Closing Date, VIMRx shall notify all holders of options to purchase shares of Nexell Common Stock under Nexell's 1998 Non-Incentive

     Stock Option Plan of VIMRx's acquisition of all of the capital stock of Nexell and VIMRx's assumption of such Plan.

             (D) Authorized Shares of VIMRx Common Stock. On and after the
                 ---------------------------------------
     Closing Date, VIMRx covenants and agrees that, in the event that any VIMRx Convertible Debenture would be convertible into a number of shares of VIMRx Common Stock which is in excess of the authorized amount of VIMRx Common Stock as then stated in VIMRx's certificate of incorporation, VIMRx shall use its best efforts, without demand by Baxter, to obtain VIMRx stockholder approval of any amendments to its certificate of incorporation required to increase its authorized shares of Common Stock to such amount as is necessary to issue Baxter authorized shares of VIMRx Common Stock upon such conversion.

             (E) No Redemption of Shares of VIMRx. On and after the Closing
                 --------------------------------
     Date, VIMRx covenants and agrees that it shall not, either directly or indirectly, without the prior written consent of Baxter, purchase, redeem or otherwise acquire any outstanding shares of VIMRx Common Stock where, immediately following such purchase, redemption or acquisition, Baxter would own 20% or more of the issued and outstanding VIMRx Common Stock, unless immediately prior to such purchase, redemption or other acquisition,
     ------
     Baxter already owned 20% or more of the issued and outstanding VIMRx Common Stock.

        7. Conditions to Obligations of Baxter, VIMRx and Nexell
           -----------------------------------------------------

        7.1  Baxter's Conditions. The obligations of Baxter to consummate the
             -------------------
     transactions contemplated hereunder are conditioned upon the following, any or all of which may be waived by Baxter in its sole and absolute discretion:

             (A) All warranties and representations of VIMRx and Nexell contained in this Agreement that are qualified as to materiality shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and all representations and warranties of VIMRx and Nexell which are not so qualified shall, in all material respects, be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

             (B) VIMRx and Nexell shall, in all material respects, have performed and complied with all of the covenants and agreements (including the agreements to make the deliveries set forth in Section 8.2 hereof) required by or pursuant to this Agreement or any Transaction Document delivered pursuant to this Agreement, to be performed or complied with by them on or prior to the Closing Date.

             (C) There has not been, and no facts or circumstances exist as of the Closing Date that would be reasonably likely to cause, any material adverse change in either VIMRx's or Nexell's financial condition, operating results or business prospects.

             (D) VIMRx shall have assumed all of Nexell's obligations under Nexell's 1998 Non-Incentive Stock Option Plan.

             (E) Nexell shall have filed with the Secretary of State for the State of Delaware a Certificate of Amendment of Certificate of Incorporation of Nexell whereby the corporate name of Nexell is changed to "Nexell of California, Inc."

             (F) VIMRx shall have filed with the Secretary of State for the State of Delaware, a Certificate of Amendment of Certificate of Incorporation of VIMRx in substantially the form annexed hereto as
     Exhibit D, whereby, among other things, (x) the name of VIMRx is changed to
     ---------
     "Nexell Therapeutics Inc." and (y) the Conversion Price of the VIMRx Preferred Stock is changed to $2.75 per share.

        7.2 VIMRx's and Nexell's Conditions. The obligations of VIMRx and Nexell
            -------------------------------
     to consummate the transactions contemplated hereunder are conditioned upon the following, any or all of which may be waived by VIMRx in its sole and absolute discretion:

            (A) All representations and warranties of Baxter contained in this Agreement shall, in all material respects, be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

            (B) Baxter shall, in all material respects, have performed and complied with all of the covenants and agreements (including the agreement to make the deliveries set forth in Section 8.1 hereof) required by or pursuant to this Agreement, or any Transaction Document delivered pursuant to this Agreement, to be performed or complied with by it on or prior to the Closing Date.

            (C) The Board of Directors of VIMRx shall have received a fairness opinion by Piper Jaffray Inc., in form and substance satisfactory to such Board, as to the fairness to VIMRx of the transactions contemplated herein.

        7.3 Mutual Conditions. The respective obligations of each party hereto
            -----------------
     to consummate the transactions contemplated hereunder are conditioned upon the following:

            (A) This Agreement and the transactions and actions contemplated herein shall have been approved and adopted by the requisite vote of VIMRx's stockholders in accordance with applicable Delaware General Corporation Laws and the rules and regulations of Nasdaq.

            (B) No order of any court or Authority shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action or proceeding by any Authority or other person shall be pending or threatened which seeks to restrain the consummation, or challenges the validity or legality, of the transactions contemplated by this Agreement.

            (C) All other consents, approvals or orders of any Authority, the granting of which is required for the lawful consummation of the transactions contemplated hereby, shall have been obtained; and all other waiting and notification periods specified under applicable law, the termination or expiration of which is necessary for such consummation, shall have been terminated or shall have expired.

        8. Deliveries of the Parties
           -------------------------

        8.1 Deliveries of Baxter. At the Closing, Baxter shall deliver to VIMRx
            --------------------
     the following:

            (A) the original Stock Certificate No. 3, representing the 19.5 shares of Nexell Common Stock in the name of Baxter, duly endorsed to VIMRx or with stock powers attached thereto;

            (B) the Nexell Warrant duly endorsed to VIMRx or with transfer powers attached thereto;

            (C) the Nexell Convertible Debentures duly endorsed to VIMRx or with transfer powers attached thereto;

            (D) an executed copy of each of the Transaction Documents to which Baxter is a party;

            (E) all governmental or other approvals, consents, grants, and licenses, if any, required to be procured by Baxter in connection with the transactions contemplated hereby; and

            (F) a certificate of the Secretary or an Assistant Secretary of Baxter, certifying the incumbency, signature and authorization of Victor W. Schmitt, President, Venture Management, to execute, deliver and perform this Agreement and all Transaction Documents on behalf of Baxter.

        8.2 Deliveries of VIMRx. At the Closing, VIMRx shall deliver (or, as
            -------------------
     applicable, cause Nexell to deliver) to Baxter the following:

            (A) stock certificate(s) evidencing the issuance to Baxter of the number of shares of VIMRx Common Stock in accordance with Sections 2.2 (A) and (B) hereof;

            (B) stock certificate(s) evidencing the issuance to Baxter of the number of shares of VIMRx Preferred Stock in accordance with Section 2.2
     (B) hereof, if any;

            (C)  the VIMRx Warrant;

            (D)  the VIMRx Convertible Debentures;

            (E) an executed copy of each of the other Transaction Documents to which VIMRx and/or Nexell is a party;

            (F) all governmental or other approvals, consents, grants, and licenses, if any, required to be procured by VIMRx and/or Nexell in connection with the transactions contemplated hereby;

            (G) copy of the certificate of incorporation of VIMRx, certified as of the date as close as practicable to the Closing Date, by the Secretary of State of the State of Delaware;

            (H) copy of the certificate of incorporation of Nexell, certified as of the date as close as practicable to the Closing Date, by the Secretary of State of the State of Delaware;

            (I) a certificate of the Secretary or an Assistant Secretary of VIMRx, certifying and including the resolutions of the VIMRx Board of Directors authorizing the execution, delivery and performance of this Agreement and all Transaction Documents, and attesting to the incumbency and signatures of all officers executing this Agreement and any Transaction Document;

            (J) a certificate of the Secretary or an Assistant Secretary of Nexell, certifying and including the resolutions of the Nexell Board of Directors authorizing the execution, delivery and performance of this Agreement and all Transaction Documents, and attesting to the incumbency and signatures of all officers executing this Agreement and any Transaction Document; and

            (K) a certificate of the President or Chief Executive Officer of VIMRx, certifying as to the voting results with respect to VIMRx stockholder consideration of this Agreement and all transactions and actions contemplated herein requiring VIMRx stockholder approval.

        9. Amendment to Registration Rights Agreement
           ------------------------------------------

          Baxter and VIMRx hereby agree that, conditioned upon Closing and effective as of the Closing Date, the Registration Rights Agreement is amended so that the definition of "Registrable Securities" contained in
     Section 1(e) thereof shall be deemed to include, in addition to all VIMRx Common Stock set forth therein, all VIMRx Common Stock and all Conversion VIMRx Securities to be acquired by Baxter pursuant to Section 2.2 hereof.

        10. Termination of Stockholders' Agreement
            --------------------------------------

          Baxter, VIMRx and Nexell hereby agree that, conditioned upon Closing and effective as of the Closing Date, the Stockholders' Agreement is terminated and of no further force and effect.

        11. Amendments to Certain Original Transaction Agreements
            -----------------------------------------------------

          In addition to Sections 9 and 10 hereof, and conditioned upon Closing and effective as of the Closing Date, Baxter, VIMRx, and Nexell, as the case may be, hereby amend the provisions of certain Original Transaction Agreements as follows:

        11.1 Certain Original Transaction Documents. The first sentence of each
             --------------------------------------
     of Section 23 of the Distribution Agreement, Section 13 of the Services Agreement,

     Section 38 of the Antibody Manufacturing and Storage Agreement,
     Section 38 of the Hardware and Disposables Manufacturing Agreement and
     Section 36 of the Hardware and Disposables Supply Agreement is amended and restated to read as follows:

               Newco may assign its rights and obligations under this Agreement to any Affiliate of Newco without the prior written consent of Baxter, provided that such Affiliate is a wholly-owned subsidiary
                       --------
               of VIMRx.

        11.2 Hardware and Disposables Supply Agreement  Section 2.3 of the
             -----------------------------------------
     Hardware and Disposables Supply Agreement is amended and restated in its entirety to read as follows:

               2.3 Licenses: Licenses granted by Baxter to Newco pursuant to this Section 2 shall not be assignable and sublicenses may not be granted thereunder, except (i) any such license may be assigned in the event of an acquisition or transfer of substantially all of the Ex Vivo Cell Processing business of Newco to a third party; (ii) Newco may grant a sublicense under any such license to an Affiliate of Newco that is a wholly-owned subsidiary of VIMRx; and (iii) Newco may grant a sublicense under any such license to a third party manufacturer in connection with the manufacturing for Newco of any Supplied Product, provided that
                                                                --------
               such assignee, licensee or third party manufacturer has agreed to be bound by the terms of that certain Non-Competition and Confidentiality Agreement of even date herewith, by and among Baxter, VIMRx and Newco, in the same manner as Newco is bound.


        11.3 Non-Competition and Confidentiality Agreement
             ---------------------------------------------

            (A) Section 2.2 of the Non-Competition and Confidentiality Agreement is amended and restated in its entirety to read as follows:

                2.2. Baxter's obligations under the foregoing covenant and agreement shall begin on the date hereof and shall expire on the date that is the later of (i) the date that is five (5) years after the date hereof or (ii) one year after the first date on which Baxter neither owns at least ten percent (10%) of the Common Stock of VIMRx, on a fully diluted basis, nor retains a seat on VIMRx's board of directors, or (iii) the date on which the Marketing, Sales and Distribution Agreement expires, as its term may be extended, provided that all of Baxter's obligations under the foregoing
            --------
            covenant and agreement shall expire not later than the date that is fifteen (15) years after the date hereof, except that following the date that is fifteen (15) years after the date hereof, Baxter's obligations shall continue (a) to the extent and for the period of time that Baxter continues to act as Newco's exclusive worldwide distributor for an Isolex(R) or Maxsep(R) Product or Reagent

            Kit under the terms of the Marketing, Sales and Distribution Agreement, but only with respect to such Isolex(R) or Maxsep(R) Product or Reagent Kit, and (b) to the extent and for the period of time that Baxter continues to supply any Supplied Product under the terms of the Hardware and Disposables Supply Agreement, but only with respect to such Supplied Product.

        (B) Section 3.1 of the Non-Competition and Confidentiality Agreement is amended and restated in its entirety to read as follows:

                3.1 Except as otherwise agreed by Baxter in writing, including in any Acquisition and Operation Document, VIMRx covenants and agrees that neither VIMRx nor any of its Affiliates (other than Newco or any entity wholly-owned by VIMRx) shall, directly or indirectly, anywhere in the world, (i) engage in, or (ii) render consulting or advisory services to any entity that engages in, or
             (iii) be a joint venturer, partner, licensor, member, shareholder (other than, in the case of an entity with securities that are publicly traded, a holder of 2% or less of the voting securities of such an entity) or trustee of any entity for the purpose of engaging in, the production, manufacture, marketing, sale or distribution of any product which directly competes with any Supplied Product or any product of the Business. VIMRx's obligations under the foregoing covenant and agreement shall begin on the date hereof and shall expire on the date that is the later of (i) the date that is five (5) years after the date hereof or
             (ii) one year after the first date on which VIMRx neither owns voting control of Newco nor retains a seat on Newco's board of directors; provided that all of obligations under the foregoing
                        --------
             covenant and agreement shall expire not later than the date that is fifteen (15) years after the date hereof, except that following the date that is fifteen (15) years after the date hereof, VIMRx's obligations shall continue to the extent and for the period of time that Baxter continues to supply any Supplied Product under the terms of the Hardware and Disposables Supply Agreement, but only with respect to such Supplied Product.

        (C) Section 3.2 of the Non-Competition and Confidentiality Agreement is amended and restated in its entirety to read as follows:

                3.2. Except as otherwise agreed by Baxter in writing, including in any Acquisition and Operating Document, VIMRx covenants and agrees that neither VIMRx nor any of its Affiliates shall, directly or indirectly, anywhere in the world, (i) engage in, or (ii) render consulting of advisory services to any entity that engages in, or
             (iii) be a joint venturer, partner, licensor, member, shareholder (other than in the case of any entity with securities that are publicly traded, a holder of 2% or less of the voting securities of such an entity) or trustee of any entity for the purpose of engaging in the marketing, sale or distribution of any product which directly competes with any product of Baxter for use in the separation of human blood into its constituents, such as platelets, plasma, red blood cells, leukocytes, and mononuclear cells, while a live donor or patient is connected to the separation device (hereinafter referred to as "On-Line Separation"). VIMRx's obligations under the foregoing covenant and agreement shall begin on the date hereof and shall expire on the date that is the later of (i) the date that is five (5) years after the date hereof, or (ii) one year after the first date on which Baxter neither owns at least ten percent (10%) of the Common Stock of VIMRx, on a fully diluted basis, nor retains a seat on VIMRx's board of directors, or (iii) the date on which the Marketing, Sales and Distribution Agreement expires, as its term may be extended; provided that all of VIMRx's obligations
                                   --------
             under the foregoing covenant and agreement shall expire not later than the date that is fifteen (15) years after the date hereof.

        (D) Section 4.1 of the Non-Competition and Confidentiality Agreement is amended and restated in its entirety to read as follows:

                 4.1. Except as otherwise agreed by Baxter in writing, including in any Acquisition and Operating document, Newco covenants and agrees that neither Newco nor any of its Affiliates shall, anywhere in the world, (i) engage in, or (ii) render consulting or advisory services to any entity that engages in, or (iii) be a joint venturer, partner, licensor, member, shareholder (other than in the case of any entity with securities that are publicly traded, a holder of 2% or less of the voting securities of such entity) or trustee of any entity for the purpose of engaging in, the production, manufacture, marketing, sale or distribution of any product which directly competes with any Supplied Product, except as such production, manufacture, marketing, sale or distribution is conducted by Newco or an entity wholly-owned by VIMRx, for use in Ex Vivo Cell Processing. Newco's obligations under the foregoing covenant and agreement shall begin on the date hereof and shall expire on the date that is the later of (i) eleven (11) years after the date hereof or (ii) the date on which Baxter's obligation to supply such Supplied Product expires or is terminated under the terms of the Hardware and Disposables Supply Agreement for a reason other than Newco's breach; provided that of Newco's obligations
                                        --------
             under the foregoing covenant and agreement shall expire not later than the date that is fifteen (15) years after the date hereof, except that following the date that is fifteen (15) years after the date hereof, Newco's obligations shall continue to the extent and for the period of time that Baxter continues to supply any Supplied Product under the terms of the Hardware and Disposables Supply Agreement, but only with respect to such Supplied Product.

        (E) Section 4.3 of the Non-Competition and Confidentiality Agreement is amended and restated in its entirety to read as follows:

                 4.3. Except as otherwise agreed by Baxter in writing, including any Acquisition and Operating Document, Newco covenants and agrees that neither Newco nor any of its Affiliates shall, directly or indirectly, anywhere in the world, (i) engage in, or (ii) render consulting or advisory services to any entity that engages in, or
             (iii) be a joint venturer, partner, licensor, member, shareholder (other than in the case of any entity with securities that are publicly traded, a holder of 2% or less of the voting securities of such entity) or trustee of any entity for the purpose of engaging in the marketing, sale or distribution of any product which directly competes with any product of Baxter for use in On-Line Separation. Nothing herein or in Section 3.2 shall prevent or restrict Newco, or any Affiliate of Newco that is wholly-owned by VIMRx, from marketing, selling or distributing any product for use in selection as described in Section 2.1(a) above, whether or not a live donor or patient is connected to the selection device, provided that such selection does not include On-Line Separation.
             --------
             Newco's obligations under the foregoing covenant and agreement shall begin on the date hereof and shall expire on the date that is the later of (i) the date that is five (5) years after the date hereof or (ii) one year after the first date on which Baxter neither owns at least ten percent (10%) of the common stock of VIMRx, on a fully diluted basis, nor retains a seat on VIMRx's board of directors, or (iii) the date on which the Marketing, Sales and Distribution Agreement expires, as its term may be extended; provided that all of Newco's obligations under the foregoing
             --------
             covenant and agreement shall expire not later than the date that is fifteen (15) years after the date hereof.

        (F) Section 7 of the Non-Competition and Confidentiality Agreement is amended and restated in its entirety to read as follows:

                    Recipient may utilize the Confidential Information only for the furtherance of the Recipient's rights and obligations under the Acquisition and Operating Documents. Recipient, on behalf of itself and its Representatives, agrees that except with respect to Authorized Disclosures (as that capitalized term is defined below) and as otherwise expressly permitted by this Agreement in furtherance of the Recipient's rights and obligations under the Acquisition and Operating Documents, Recipient will not, and will cause any and all of its Representatives not to, on or after the date hereof, in any form or manner, directly or indirectly, divulge, disclose or communicate to any person, or utilize for its commercial benefit or for the benefit of any other person, or to the detriment of the Owner, any Confidential Information. Notwithstanding anything contained in this Agreement to the contrary, without the express prior written consent of Baxter, neither VIMRx nor Newco may disclose or use any Confidential Information received by VIMRx or Newco from the Baxter Group to or on behalf of any of its Affiliates (other than an entity that both
             (i) is wholly-owned by VIMRx and (ii) agrees to be bound by the provisions of this Agreement), unless such disclosure or use constitutes an Authorized Disclosure. Notwithstanding anything contained in this Agreement to the contrary, without the express prior written consent of the Owner, Baxter may not disclose or use any Confidential Information received from the VIMRx Group or Newco to or on behalf of any of Baxter's Affiliates, unless such disclosure or use constitutes an Authorized Disclosure. In addition, Recipient agrees to, and will cause any and all of its Representatives to, protect and secure any Confidential Information in its possession or in the possession of its Representatives from unauthorized disclosure or use. The standard of care imposed on Recipient and its Representatives for protecting Confidential Information will be the care employed by Recipient and its Representatives to protect its confidential information but in no event shall the care used by Recipient and its Representatives be less than the exercise of reasonable and prudent care to prevent unauthorized disclosure or use of such Confidential Information (except that Recipient shall not be excused for its own negligence or the negligence of its Representatives). In the event of the destruction, loss or theft of any materials containing Confidential information in the possession of Recipient or its Representatives, Recipient shall notify Owner in writing immediately identifying the materials so lost or destroyed.

        (G) Section 19 of the Non-Competition and Confidentiality Agreement is amended and restated in its entirety to read as follows:

                 Baxter may assign its rights and obligations hereunder to any
             Affiliate of Baxter with prior notice to VIMRx and Newco. VIMRx may assign its rights and obligations hereunder to any Affiliate of VIMRx with prior notice to Baxter and Newco. Newco may assign its rights and obligations hereunder to any Affiliate of Newco with prior notice to and written consent of Baxter and VIMRx, which consent will not be unreasonably withheld; and Newco may assign its rights and obligations under this Agreement to any Affiliate of Newco without the prior written consent of Baxter or VIMRx, provided that such Affiliate is wholly-owned by VIMRx. No party may assign any of its rights or obligations under this Agreement, unless and to the extent expressly permitted herein. Notwithstanding anything contained in this Section 19 to the contrary, in the event of any permitted assignment of any party's rights and obligations hereunder, the assigning party shall continue to be bound by the obligations contained in Sections 2, 3, 4, 5, 7, 9, 10, 11, 13, 14, 15 and 24 applicable to it as if no assignment had occurred. Subject to the
             foregoing, this Agreement shall inure to the benefit of and be binding on the permitted successors and assigns of the parties hereto.

        12. Survival of Representations and Warranties
            ------------------------------------------

        12.1 Survival.
             --------

             (A) All representations and warranties contained in this Agreement or in any Transaction Document shall survive the Closing of the transactions contemplated under this Agreement. All covenants and agreements contained herein and in any Transaction Document shall survive in accordance with their respective terms; provided, however, that for the removal of doubt, none of the covenants set forth in Sections 6.1 hereof shall survive the termination of this Agreement in accordance with Section 16 hereof.

            (B) In no event shall any party hereto be entitled to or recover exemplary or punitive damages in any action under this Agreement or relating to the subject matter hereof.

        13. Transactional Taxes
            -------------------

          Baxter and VIMRx shall each bear one-half of any applicable Transactional Taxes with respect to the sale, transfer, assignment, delivery or issuance of the Nexell Securities or the Acquired VIMRx Securities.

        14. Further Assurances and Cooperation
            ----------------------------------

          Following the date hereof, and subject to the terms and conditions hereof, each of Baxter, VIMRx and Nexell severally agrees to execute and deliver such other documents and take such other actions as shall be reasonably requested by another party hereto to carry out and effectuate the transactions contemplated by this Agreement. On and subsequent to the Closing Date, each party hereto severally covenants and warrants that it shall, whenever and as often as it shall be reasonably requested to do so by another party hereto to this Agreement, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, any and all such further documents and instruments as may be reasonably necessary, expedient or proper in order to complete any and all of the conveyances, transfers, sales and assignments herein provided for.

        15. Notices
            -------

          All notices, requests, demands and other communications permitted or required under this Agreement shall be in writing and shall be either personally delivered (including couriers such as FedEx) or sent by pre-paid certified mail, return receipt requested or facsimile transmission, with a confirmation copy personally delivered or sent by pre-paid certified mail, addressed or transmitted to the address or number stated below of the party hereto to which notice is given, or to such other address or number as such party may have fixed by notice given in accordance with the terms hereof:

         To Baxter:       Baxter Healthcare Corporation
                          1627 Lake Cook Road
                          Deerfield, Illinois 60015
                          Attention: President - Venture Management
                                     Associate General Counsel  Hyland Immuno
                          Facsimile: (847) 940-6289

         With a copy to:  Seyfarth, Shaw, Fairweather & Geraldson
                          55 East Monroe Street
                          Chicago, Illinois 60603-5803
                          Attention: Christopher A. Lause, Esq.
                          Facsimile: (312) 269-8869

         To VIMRx:        VIMRx Pharmaceuticals Inc.
                          2751 Centerville Road
                          Suite 210
                          Wilmington, Delaware 19808
                          Attention: Chief Executive Officer
                          Facsimile: (302) 998-3794

         With a copy to:  Epstein Becker Green, P.C.
                          250 Park Avenue
                          New York, New York 10177
                          Attention: Lowell S. Lifschultz, Esq.
                          Facsimile: (212) 661-0989

         To Nexell:       Nexell Therapeutics Inc.
                          9 Parker
                          Irvine, California  92518
                          Attention: Chief Executive Officer
                          Facsimile: (949) 470-6645

         With a copy to:  Epstein Becker & Green, P.C.
                          250 Park Avenue
                          New York, New York 10177
                          Attention: Lowell S. Lifschultz, Esq.
                          Facsimile: (212) 661-0989


         Any notice, sent as provided above, shall be deemed given, if sent by certified mail, upon delivery at the address provided for above (or, in the event delivery is refused, the first date on which delivery was tendered) or, if sent by facsimile transmission, upon receipt by the sender of confirmation of delivery.

        16. Expenses
            --------

            Except as set forth in Section 13 hereof, each party hereto shall bear its own expenses (including all fees and expenses of attorneys, accountants, investment bankers, brokers or other representatives or consultants) incurred in connection with the negotiation, preparation, consummation and performance of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby.

        17. Termination
            -----------

        17.1 Conditions. This Agreement may be terminated at any time on or prior to the Closing Date:

            (A)  by mutual consent of Baxter, VIMRx and Nexell;

            (B) by VIMRx, if (i) there has been a material misrepresentation or breach on the part of Baxter with respect to any representation or warranty of Baxter set forth herein, or (ii) there has been any material failure on the part of Baxter to comply with any of its obligations or to perform any of its covenants hereunder, which failure, if capable of remedy, has not been remedied within 15 days of receipt by Baxter of notice thereof, or
     (iii) any of the conditions set forth in Sections 7.2 and 7.3 hereof shall not have been fulfilled by June 30, 1999 (other than by virtue of a breach of this Agreement by VIMRx or Nexell) and the fulfillment thereof shall not have been waived by VIMRx; or

            (C) by Baxter, if (i) there has been a material misrepresentation or breach on the part of VIMRx or Nexell in any of its representations or warranties set forth herein, or (ii) there has been any material failure on the part of VIMRx or Nexell to comply with any of its obligations or to perform any of its covenants hereunder, which failure, if capable of remedy, has not been remedied within 15 days of receipt by VIMRx or Nexell, as appropriate, of notice thereof, or (iii) any of the conditions set forth in Sections 7.1 and 7.3 hereof shall not have been fulfilled by June 30, 1999 (other than by virtue of a breach of the Agreement by Baxter) and the fulfillment thereof shall not have been waived by Baxter.

        17.2 Effective Date. A termination pursuant to Section 17.1(B) or (C)
             --------------
     hereof shall be effective immediately upon delivery of a notice of termination by the party or parties hereto having the right to terminate to the other party or parties hereto.

        17.3 No Liability. In the event of a termination of this Agreement as
             ------------
     provided in this Section 17, this Agreement shall forthwith terminate and there shall be no liability on the part of Baxter, VIMRx or Nexell, except for liability arising from a breach of this Agreement. Notwithstanding anything in this Agreement to the contrary, failure of the VIMRx stockholders to approve any of the matters set forth in the Proxy Statement relating to this Agreement or any transaction or action contemplated herein shall not be a breach of this Agreement.

        18. Miscellaneous
            -------------

        18.1 Entire Agreement; No Modification; Enforceability of Original
             -------------------------------------------------------------
     Transaction Agreements. This Agreement, including the Exhibits and
     ----------------------
     Transaction Documents delivered pursuant hereto, sets forth the entire agreement and understanding between the parties hereto as to the specific subject matter hereof and thereof, and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them with respect to the specific subject matter hereof and thereof, and no party hereto shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement. This Agreement shall not be changed or amended except by a writing signed by Baxter, VIMRx and Nexell. Notwithstanding anything in this Agreement to the contrary, except as specifically modified herein or as modified in a separate writing signed by Baxter, VIMRx and Nexell, as the case may be, all of the Original Transaction Agreements shall remain in full and effect in accordance with the provisions thereof.

        18.2 Waiver of Breach. The waiver by a party hereto of a breach or
             ----------------
     violation by another party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation by any party hereto of the same or any other provision of this Agreement. No such waiver shall be effective unless in writing signed by the party hereto claimed to have made the waiver.

        18.3 Benefit of Parties; Assignment. This Agreement shall be binding
             ------------------------------
     upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns. No party hereto shall have the right to assign or delegate any of its rights or obligations arising hereunder, except with the prior written consent of each other party hereto; provided, however,
                                                           -----------------
     that any party hereto may assign any or all of its rights, and delegate any or all of its obligations, hereunder to any person or entity who shall, by merger, consolidation, transfer of assets or otherwise, have acquired all or substantially all of the assets (not counting cash and cash equivalents) of such party; provided, further, that no such delegation shall relieve the
                    -----------------
     delegating party of the obligation to satisfy and discharge the obligation(s) so delegated. Notwithstanding the foregoing, Baxter shall have the right to assign this Agreement, and any rights and obligations arising hereunder, to an Affiliate of Baxter without the prior written consent of any other party hereto; provided, that no such assignment shall relieve Baxter of any of its obligations hereunder. Any purported assignment or delegation in violation of this Section 18.3 shall be null and void ab
                                                                         --
     initio.
     ------

        18.4 Headings. The headings of the sections and paragraphs of this
             --------
     Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

        18.5 Governing Law; Jurisdiction. This Agreement shall be governed by
             ---------------------------
     and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws. Each party to this Agreement expressly and irrevocably (A) consents that any legal action or proceeding against it under, arising out of or in any manner relating to, this Agreement, or any other Document delivered in connection herewith, may be brought in any court of the State of Delaware located within the District of Delaware or in the United States District Court for the District of Delaware, (B) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding, (C) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to him, her or it by hand or by any other manner provided for in Section 15 hereof, (D) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any
                                              --------------------
     similar basis, and (E) waives all rights, if any, to trial by jury with respect to any such action or proceeding. Nothing in this Section 18.5 shall affect or impair in any manner or to any extent the right of any party hereto to commence legal proceedings or otherwise proceed against any other party hereto in any jurisdiction or to serve process in any manner permitted by law.

        18.6 Multiple Counterparts; Execution by Fax. This Agreement may be
             ---------------------------------------
     signed in any number of counterparts which taken together shall constitute one and the same instrument. This Agreement may be executed and delivered by exchange of facsimile copies showing the signatures of the parties hereto, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the same agreement requiring no further execution.

        18.7 Exhibits. All Exhibits referred to in this Agreement are attached
             --------
     hereto and are incorporated herein by reference as if fully set forth herein.

        18.8 Construction. The language in all parts of this Agreement shall in
             ------------
    all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against one party hereto by reason of the rule of construction that a document is to be construed more strictly against the person who himself or through his agent prepared the same, it being agreed that representatives of all parties hereto have participated in the preparation hereof.

        18.9  Publicity.  No party to this Agreement shall issue or cause the
              ---------
    publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without first providing a draft of such press release or announcement to the other parties hereto and obtaining the consent of the other parties hereto; provided,
                                                                  --------
    however, that nothing herein shall prevent any party hereto from making any
    -------
    disclosure required by law.

        18.10 Number and Gender. Whenever in this Agreement the singular is
              -----------------
    used, it shall include the plural if the context so requires, and whenever the masculine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                          BAXTER HEALTH CARE CORPORATION

                          By:  /s/ Victor W. Schmitt
                               ---------------------------------
                          Name:  Victor W. Schmitt
                          Title: President, Venture Management


                          VIMRx PHARMACEUTICALS INC.


                          By:  /s/ Richard L. Dunning
                               ---------------------------------
                          Name:  Richard L. Dunning
                          Title: President and CEO


                          NEXELL THERAPEUTICS INC.


                          By:  /s/ L. William McIntosh
                               ---------------------------------
                          Name:  L. William McIntosh
                          Title: President and CEO